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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Fisher Scientific International Inc. on Form S-3 of our report dated
February 2, 2001 (February 14, 2001 as to Note 22), included in the Annual Report on Form 10-K of Fisher Scientific International Inc. for the year ended December 31, 2000, and to the use of our report dated February 2, 2001
(February 14, 2001 as to Note 22), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

New York, New York
April 4, 2001